Exhibit 99.1

ALLIED WORLD REPORTS A 95.8% COMBINED RATIO FOR THE THIRD QUARTER 2015

•	Record net premiums earned of $650.7 million, an increase of 20.1% compared to the prior year quarter, driven by organic growth and the recently acquired Asian operations

•	With the inclusion of the acquired Asian operations, gross premiums written for the Global Markets Insurance segment more than doubled compared to the prior year quarter

•	Net income for the quarter was reduced by net catastrophe losses of $28.9 million from the explosions in the port of Tianjin, China and net realized investment losses of $113.6 million

ZUG, Switzerland--(BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported a net loss of $51.6 million, or $0.57 per share, for the third quarter of 2015 compared to net income of $30.9 million, or $0.31 per diluted share, for the third quarter of 2014.
The company reported operating income of $51.4 million, or $0.55 per diluted share, for the third quarter of 2015, compared to operating income of $60.6 million, or $0.61 per diluted share, for the third quarter of 2014.
"Despite a challenging investment environment and a large event loss, we believe we are well positioned to create shareholder value,” commented President and Chief Executive Officer Scott Carmilani. “We continue to be excited about the attractive platform we have built over the last few years."

Third Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended September 30,
			Diluted per share
	2015	2014	2015	2014

Net (loss) income	$(51.6)	$30.9	$(0.56)*	$0.31
Add after tax effect of:
Net realized investment losses	103.8	29.4	1.12	0.30
Foreign exchange (gain) loss	(0.8)	0.3	(0.01)	0.00
Operating income	$51.4	$60.6	$0.55	$0.61

* Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share, and not in the calculation of diluted earnings per share as there was a net loss during the three months ended September 30, 2015.

Third Quarter Operating Results

•	Gross premiums written were $754.1 million, a 6.5% increase compared to $707.9 million in the third quarter of 2014.

◦	The Global Markets Insurance segment grew over 100% driven by the inclusion of the acquired Asian operations and 10.0% excluding the impact of the acquired Asian operations.

◦	The North American Insurance segment decreased 1.4% led by decreases in various lines including healthcare and property. Partially offsetting this was growth in programs and specialty and other.

◦	The Reinsurance segment decreased 9.0% driven by the non-renewal of several casualty and property treaties.

•	Net premiums written were $607.0 million, a 6.7% increase compared to $568.7 million in the third quarter of 2014.

•	Net premiums earned were $650.7 million, a 20.1% increase compared to $541.7 million in the third quarter of 2014.

•
Related to the explosions in the port of Tianjin, China, the company experienced $28.9 million of catastrophe losses, on a pre-tax basis and net of reinstatement premiums, for the third quarter of 2015. The net impact of the explosions on Allied World is based on loss reporting from impacted insureds, models and other information on the event. Of that $28.9 million, $25.9 million impacted the Reinsurance segment, $2.75 million impacted the North American Insurance segment, and $0.25 million impacted the Global Markets Insurance segment. This compares to catastrophe losses of $28.1 million, on a pre-tax basis and net of reinstatement premiums, for the third quarter of 2014 related to Hurricane Odile, Windstorm Ela, and PCS designated storm 45 in the Midwestern United States.

•	Underwriting income was $27.9 million compared to underwriting income of $45.0 million in the third quarter of 2014.

•	The combined ratio was 95.8% compared to 91.7% in the third quarter of 2014.

•
The loss and loss expense ratio was 64.1% in the third quarter of 2015 compared to 62.0% in the prior year quarter. During the third quarter of 2015, the company recorded net favorable reserve development on prior loss years of $8.6 million, a benefit of 1.3 percentage points to the loss and loss expense ratio, compared to $46.9 million a year ago, a benefit of 8.7 percentage points.

•
The company's expense ratio was 31.7% for the third quarter of 2015 compared to 29.7% for the third quarter of 2014, largely driven by higher acquisition costs related to the business mix of the acquired Asian operations.

Investment Results

•
The total financial statement return on the company's investment portfolio for the three months ended September 30, 2015 was (0.8)% compared to 0.1% for the three months ended September 30, 2014, and 0.5% for the nine months ended September 30, 2015 compared to 2.7% for the nine months ended September 30, 2014.

•	For the quarter, the decrease in total return was driven by $77.8 million of mark-to-market losses on investments, largely due to the performance of the equity portfolio amid recent market volatility.

•
Net investment income increased 5.2% compared to the prior year quarter as a result of contributions from the fixed income portfolio as well as higher returns from the hedge fund and private equity portfolios.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended September 30,
	2015	2014
Net investment income	$45.6	$43.4
Net realized investment (losses)	(113.6)	(35.1)
Total financial statement portfolio return	$(68.0)	$8.3

Average invested assets	$8,864.6	$8,841.0
Financial statement portfolio return	(0.8)%	0.1%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of September 30, 2015, the company’s total shareholders' equity decreased to $3,555.4 million, compared to $3,778.3 million as of December 31, 2014.

•	As of September 30, 2015, diluted book value per share was $38.03, a decrease of 1.9% compared to $38.75 as of June 30, 2015, and a decrease of 0.6% compared to $38.27 as of December 31, 2014.

Capital Management

•	During the third quarter of 2015, the company did not repurchase any common shares.

•	In May 2015, the company’s shareholders approved four quarterly dividends equal to $0.26 per share. The first and second dividends were paid on July 2, 2015 and October 1, 2015, respectively.

Supplementary Information
Allied World will be providing both a Financial Supplement and an Investment Supplement as of September 30, 2015. This information will be available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, October 22, 2015 at 9:00 a.m. (Eastern Time) to discuss the results for the third quarter ended September 30, 2015. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 7962064 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Thursday, November 5, 2015 by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10072282. In addition, the webcast will remain available online through Thursday, November 5, 2015 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
"Annualized return on average shareholders' equity" ("ROAE") is calculated using average shareholders’ equity, excluding the average after tax other comprehensive income or loss, which may include unrealized gains (losses) on investments and currency translation adjustments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these amounts provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized return on average shareholders' equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues:
Gross premiums written	$754,062	$707,884	$2,460,646	$2,369,682
Premiums ceded	(147,070)	(139,142)	(477,457)	(475,402)

Net premiums written	606,992	568,742	1,983,189	1,894,280
Change in unearned premiums	43,661	(27,005)	(117,612)	(285,011)
Net premiums earned	650,653	541,737	1,865,577	1,609,269

Net investment income	45,667	43,412	132,978	127,824
Net realized investment (losses) gains	(113,626)	(35,136)	(88,783)	104,286
Other income	735	1,032	2,513	1,032
Total revenues	583,429	551,045	1,912,285	1,842,411
Expenses:
Net losses and loss expenses	416,881	336,090	1,173,578	926,231
Acquisition costs	100,101	72,403	279,418	214,404
General and administrative expenses	105,798	88,294	311,299	264,822
Other expense	1,245	6,575	4,303	6,575
Amortization of intangible assets	2,639	633	6,091	1,900
Interest expense	14,469	14,325	43,272	43,451
Foreign exchange (gain) loss	(793)	278	10,369	978
Total expenses	640,340	518,598	1,828,330	1,458,361
(Loss) income before income taxes	(56,911)	32,447	83,955	384,050
Income tax (benefit) expense	(5,281)	1,532	1,771	24,300
NET (LOSS) INCOME	$(51,630)	$30,915	$82,184	$359,750

PER SHARE DATA:
Basic (loss) earnings per share	$(0.57)	$0.32	$0.88	$3.67
Diluted (loss) earnings per share	$(0.57)	$0.31	$0.87	$3.60

Weighted average common shares outstanding	90,882,511	96,458,231	93,068,088	97,926,378
Weighted average common shares and common share equivalents outstanding	92,440,277*	98,444,238	94,724,980	99,965,296

Dividends paid per share (1)	$0.26	$0.23	$0.71	$0.56

(1) A dividend of $0.26 per share was also paid on October 1, 2015 to shareholders of record on September 22, 2015.
* Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share, and not in the calculation of diluted earnings per share as there was a net loss during the three months ended September 30, 2015.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	September 30,	December 31,
ASSETS:	2015	2014
Fixed maturity investments trading, at fair value	$6,546,993	$6,069,010
Equity securities trading, at fair value	663,390	844,163
Other invested assets	969,427	955,509

Total investments	8,179,810	7,868,682
Cash and cash equivalents	763,673	670,310
Insurance balances receivable	905,401	664,815
Funds held	443,670	724,021
Prepaid reinsurance	387,269	360,732
Reinsurance recoverable	1,449,832	1,340,256
Reinsurance recoverable on paid losses	117,110	86,075
Accrued investment income	32,673	28,456
Net deferred acquisition costs	201,313	151,546
Goodwill	354,781	278,258
Intangible assets	130,612	46,298
Balances receivable on sale of investments	29,461	47,149
Net deferred tax assets	27,268	33,615
Other assets	174,706	121,350

Total assets	$13,197,579	$12,421,563

LIABILITIES:
Reserve for losses and loss expenses	$6,436,579	$5,881,165
Unearned premiums	1,835,527	1,555,313
Reinsurance balances payable	260,225	180,060
Balances due on purchases of investments	108,337	5,428
Senior notes	799,043	798,802
Other long-term debt	23,328	19,213
Dividends payable	23,637	21,669
Accounts payable and accrued liabilities	155,498	181,622
Total liabilities	9,642,174	8,643,272

SHAREHOLDERS' EQUITY:
Common shares: 2015 and 2014: par value CHF 4.10 per share (2015: 95,523,230; 2014: 100,775,256 shares issued and 2015: 90,911,888; 2014: 96,195,482 shares outstanding)	386,702	408,020
Treasury shares, at cost (2015: 4,611,342; 2014: 4,579,774)	(156,281)	(143,075)
Accumulated other comprehensive loss	(4,265)	0
Retained earnings	3,329,249	3,513,346
Total shareholders' equity	3,555,405	3,778,291

Total liabilities and shareholders' equity	$13,197,579	$12,421,563

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended September 30, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$460,386	$132,664	$161,012	$754,062
Net premiums written	350,791	104,075	152,126	606,992
Net premiums earned	332,722	110,327	207,604	650,653
Net losses and loss expenses	(222,250)	(70,935)	(123,696)	(416,881)
Acquisition costs	(35,585)	(22,731)	(41,785)	(100,101)
General and administrative expenses	(58,301)	(29,344)	(18,153)	(105,798)
Underwriting income (loss)	16,586	(12,683)	23,970	27,873
Other insurance-related revenues	735	—	—	735
Other insurance-related expenses	(631)	(614)	—	(1,245)
Segment income (loss)	16,690	(13,297)	23,970	27,363
Net investment income				45,667
Net realized investment losses				(113,626)
Amortization of intangible assets				(2,639)
Interest expense				(14,469)
Foreign exchange gain				793
Loss before income taxes				$(56,911)

GAAP Ratios:
Loss and loss expense ratio	66.8%	64.3%	59.6%	64.1%
Acquisition cost ratio	10.7%	20.6%	20.1%	15.4%
General and administrative expense ratio	17.5%	26.6%	8.7%	16.3%
Expense ratio	28.2%	47.2%	28.8%	31.7%
Combined ratio	95.0%	111.5%	88.4%	95.8%

	North American	Global Markets
Three Months Ended September 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$466,792	$64,125	$176,967	$707,884
Net premiums written	364,739	44,794	159,209	568,742
Net premiums earned	277,203	41,574	222,960	541,737
Net losses and loss expenses	(180,682)	(28,142)	(127,266)	(336,090)
Acquisition costs	(27,027)	(5,313)	(40,063)	(72,403)
General and administrative expenses	(52,921)	(16,802)	(18,571)	(88,294)
Underwriting income (loss)	16,573	(8,683)	37,060	44,950
Other insurance-related revenues	1,032	—	—	1,032
Other insurance-related expenses	(1,270)	(5,305)	—	(6,575)
Segment income (loss)	16,335	(13,988)	37,060	39,407
Net investment income				43,412
Net realized investment losses				(35,136)
Amortization of intangible assets				(633)
Interest expense				(14,325)
Foreign exchange loss				(278)
Income before income taxes				$32,447

GAAP Ratios:
Loss and loss expense ratio	65.2%	67.7%	57.1%	62.0%
Acquisition cost ratio	9.7%	12.8%	18.0%	13.4%
General and administrative expense ratio	19.1%	40.4%	8.3%	16.3%
Expense ratio	28.8%	53.2%	26.3%	29.7%
Combined ratio	94.0%	120.9%	83.4%	91.7%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Nine Months Ended September 30, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,358,636	$328,223	$773,787	$2,460,646
Net premiums written	1,019,866	216,230	747,093	1,983,189
Net premiums earned	974,232	262,993	628,352	1,865,577
Net losses and loss expenses	(655,475)	(157,200)	(360,903)	(1,173,578)
Acquisition costs	(100,818)	(54,076)	(124,524)	(279,418)
General and administrative expenses	(175,732)	(78,093)	(57,474)	(311,299)
Underwriting income (loss)	42,207	(26,376)	85,451	101,282
Other insurance-related revenues	2,513	—	—	2,513
Other insurance-related expenses	(2,076)	(2,227)	—	(4,303)
Segment income (loss)	42,644	(28,603)	85,451	99,492
Net investment income				132,978
Net realized investment gains				(88,783)
Amortization of intangible assets				(6,091)
Interest expense				(43,272)
Foreign exchange loss				(10,369)
Income before income taxes				$83,955

GAAP Ratios:
Loss and loss expense ratio	67.3%	59.8%	57.4%	62.9%
Acquisition cost ratio	10.3%	20.6%	19.8%	15.0%
General and administrative expense ratio	18.0%	29.7%	9.1%	16.7%
Expense ratio	28.3%	50.3%	28.9%	31.7%
Combined ratio	95.6%	110.1%	86.3%	94.6%

	North American	Global Markets
Nine Months Ended September 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,285,044	$196,086	$888,552	$2,369,682
Net premiums written	905,279	126,574	862,427	1,894,280
Net premiums earned	808,453	114,584	686,232	1,609,269
Net losses and loss expenses	(520,586)	(35,204)	(370,441)	(926,231)
Acquisition costs	(76,531)	(12,615)	(125,258)	(214,404)
General and administrative expenses	(159,063)	(48,861)	(56,898)	(264,822)
Underwriting income	52,273	17,904	133,635	203,812
Other insurance-related revenues	1,032	—	—	1,032
Other insurance-related expenses	(1,270)	(5,305)	—	(6,575)
Segment income	52,035	12,599	133,635	198,269
Net investment income				127,824
Net realized investment gains				104,286
Amortization of intangible assets				(1,900)
Interest expense				(43,451)
Foreign exchange loss				(978)
Income before income taxes				$384,050

GAAP Ratios:
Loss and loss expense ratio	64.4%	30.7%	54.0%	57.6%
Acquisition cost ratio	9.5%	11.0%	18.3%	13.3%
General and administrative expense ratio	19.7%	42.6%	8.3%	16.5%
Expense ratio	29.2%	53.6%	26.6%	29.8%
Combined ratio	93.6%	84.3%	80.6%	87.4%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net (loss) income	$(51,630)	$30,915	$82,184	$359,750
Add after tax effect of:
Net realized investment losses (gains)	103,862	29,413	76,405	(94,192)
Foreign exchange (gain) loss	(793)	278	10,369	978
Operating income	$51,439	$60,606	$168,486	$266,536

Weighted average common shares outstanding:
Basic	90,882,511	96,458,231	93,068,088	97,926,378
Diluted	92,440,277*	98,444,238	94,724,980	99,965,296

Basic per share data:
Net (loss) income	$(0.57)	$0.32	$0.88	$3.67
Add after tax effect of:
Net realized investment losses (gains)	1.14	0.30	0.82	(0.96)
Foreign exchange (gain) loss	(0.01)	0.00	0.11	0.01
Operating income	$0.56	$0.62	$1.81	$2.72

Diluted per share data:
Net (loss) income	$(0.56)*	$0.31	$0.87	$3.60
Add after tax effect of:
Net realized investment losses (gains)	1.12	0.30	0.81	(0.94)
Foreign exchange (gain) loss	(0.01)	0.00	0.11	0.01
Operating income	$0.55	$0.61	$1.79	$2.67

* Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share, and not in the calculation of diluted earnings per share as there was a net loss during the three months ended September 30, 2015.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	September 30,	December 31,
	2015	2014
Price per share at period end	$38.17	$37.92

Total shareholders' equity	$3,555,405	$3,778,291

Basic common shares outstanding	90,911,888	96,195,482

Add: unvested restricted share units	823,635	502,506

Add: performance based equity awards	591,683	616,641

Add: employee share purchase plan	32,515	42,176

Add: dilutive options outstanding	2,020,354	2,426,674
Weighted average exercise price per share	$16.70	$16.41
Deduct: options bought back via treasury method	(883,846)	(1,050,151)

Common shares and common share
equivalents outstanding	93,496,229	98,733,328

Basic book value per common share	$39.11	$39.28
Diluted book value per common share	$38.03	$38.27

Basic tangible book value per common share	$33.77	$35.90
Diluted tangible book value per common share	$32.84	$34.98

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Opening shareholders' equity	$3,624,801	$3,682,762	$3,778,291	$3,616,678
Add: accumulated other comprehensive loss	3,272	—	—	—
Adjusted opening shareholders' equity	3,628,073	3,682,762	3,778,291	3,616,678

Closing shareholders' equity	$3,555,405	$3,673,599	$3,555,405	$3,673,599
Add: accumulated other comprehensive loss	4,265	—	4,265	—
Adjusted closing shareholders' equity	3,559,670	3,673,599	3,559,670	3,673,599

Average shareholders' equity	$3,593,872	$3,678,181	$3,668,981	$3,645,139

Net (loss) income available to shareholders	$(51,630)	$30,915	$82,184	$359,750
Annualized net (loss) income available to shareholders	(206,520)	123,660	109,579	479,667

Annualized return on average shareholders' equity -
net (loss) income available to shareholders	(5.7)%	3.4%	3.0%	13.2%

Operating income available to shareholders	$51,439	$60,606	$168,958	$266,536
Annualized operating income available to shareholders	205,756	242,424	225,277	355,381

Annualized return on average shareholders' equity -
operating income available to shareholders	5.7%	6.6%	6.1%	9.7%

Media:
Lauren Post, +1-646-794-0544

Vice President, Global Public & Media Relations

Lauren.Post@awacservices.com

OR

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com